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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                            ------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

              MARCH 28, 2003                                     0-25053
------------------------------------------------          ----------------------
Date of Report (Date of earliest event reported)          Commission File Number


                               THEGLOBE.COM, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                     14-1782422
-------------------------------            -----------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)



                     110 EAST BROWARD BOULEVARD ,SUITE 1400
                         FORT LAUDERDALE, FLORIDA 33301
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (954) 769-5900
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

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
ITEM 5. Other Events and Regulation FD Disclosure

PREFERRED STOCK INVESTMENT AND LETTER OF INTENT RELATING TO POTENTIAL CONVERTIBLE SECURED NOTE FINANCING

On November 14, 2002, E & C Capital Partners, a privately held investment holding company owned by Michael S. Egan, our Chairman and CEO and a major shareholder, and Edward A. Cespedes, our President and a Director, entered into a non-binding letter of intent with theglobe.com to provide $500,000 of new financing via the purchase of shares of a new Series F Preferred Stock of theglobe.com. On March 28, 2003, the parties signed a Preferred Stock Purchase Agreement and other related documentation pertaining to the investment and closed on the investment (the "Preferred Stock Investment"). Pursuant to the Preferred Stock Purchase Agreement, E & C Capital Partners received 333,333 shares of Series F Preferred Stock convertible into shares of the Company's Common Stock at a price of $0.03 per share. The conversion price is subject to adjustment upon the occurrence of certain events, including downward adjustment on a weighted-average basis in the event the Company should issue securities at a purchase price below $0.03 per share. If fully converted, and without regard to the anti-dilutive adjustment mechanisms applicable to the Series F Preferred Stock, an aggregate of approximately 16.7 million shares of Common Stock could be issued. The Series F Preferred Stock has a liquidation preference of $1.50 per share, will pay a dividend at the rate of 8% per annum and entitles the holder to vote on an "as converted" basis with the holders of Common Stock. In addition, as part of the $500,000 investment, E & C Capital Partners received warrants to purchase approximately 3.3 million shares of theglobe.com Common Stock at an exercise price of $0.125 per share. The warrant is exercisable at any time on or before March 28, 2013. E & C Capital Partners is entitled to certain demand registration rights in connection with its investment. The Company intends to use the proceeds from the investment for its general working capital requirements. Michael Egan and certain companies he controls are the Company's largest shareholder and if he elected to convert all of the Series F Preferred Stock and exercise all of his outstanding vested options and warrants, he would own approximately 58.5% of the Company's issued and outstanding shares of common stock.

As a result of the issuance of the Series F Preferred Stock and the warrants at the applicable conversion and exercise prices, certain anti-dilution provisions applicable to previously outstanding warrants to acquire approximately 4.1 million shares of theglobe.com common stock have been triggered. Like many types of warrants commonly issued, these outstanding warrants to acquire shares of the Company's common stock include weighted average anti-dilution provisions which result in a lowering of the exercise price, and an increase in the number, of warrants to acquire shares of the Company's common stock anytime shares of common stock are issued (or options or other securities exercisable or convertible into common stock) for a price per share less than the then exercise price of the warrants. As a result of the Preferred Stock Investment, the exercise price was lowered from approximately $1.39 to $.96 per share on these warrants and the number of shares issueable upon exercise was proportionally increased from approximately 4.1 million shares to 5.375 million shares. The total number of warrants now outstanding, including those issued in the Preferred Stock Investment, is approximately 10.526 million.

Concurrently with the closing of the preferred stock investment, Michael S. Egan and Edward A. Cespedes entered into a non-binding letter of intent to loan up to $1 million to the Company pursuant to a convertible secured loan facility. The loan facility would be convertible into shares of the Company's common stock at the rate of $.09 per share, which if fully funded and converted, would result in the issuance of approximately 11.1 million shares. In addition, assuming the loan is fully funded, it is anticipated that the investors would be issued a warrant to acquire approximately 2.2 million shares of theglobe.com Common Stock at an exercise price of $.15 per share. The convertible debt financing is subject to a number of closing conditions, including execution of definitive documentation, satisfactory resolution of certain Company liabilities and other tax and business considerations. The financing is also subject to completion of a loan facility and related documentation satisfactory to the parties. If consummated, the convertible debt financing will result in substantial dilution of the number of securities of theglobe.com either issued and outstanding or obtainable upon conversion of the debt or exercise of the warrant. There can be no assurance, if and when, the financing will be consummated.

This Report contains financial information and includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, integration of newly acquired businesses, product delivery, product launch dates, risks relating to the Internet, further development of acquired technology, the availability of financing or other capital to fund its plans and operations, the management of growth, market acceptance of certain products, the Company's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com's future results, please see the Company's filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2002. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance and actual results may, and often do, differ.


ITEM 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)(b)   None

(c)      Exhibits
         --------

4.1 Certificate relating to Previously Outstanding Series of Preferred Stock and Relating to the Designation, Preferences and Rights of Series F Preferred Stock.*

4.2     Form of Warrant dated March 28, 2003 to acquire shares of Common Stock.*

99.1 Preferred Stock Purchase Agreement dated March 28, 2003 between theglobe.com, inc. and E&C Capital Partners, LLLP.*


___________________________________
*Incorporated by reference to the Company's Annual Report on 10-K for the year ended December 31, 2002 filed on April 1, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 18, 2003                    theglobe.com, inc.



                                          By:     /s/  Edward  Cespedes
                                                 -------------------------------
                                                 Edward Cespedes, President